Exhibit 99.1

P.F. CHANG’S EARNS $0.40 PER SHARE

SCOTTSDALE, Arizona, April 27, 2005 – P.F. Chang’s China Bistro, Inc. (NASDAQ:PFCB) today reported earnings of $10.8 million for the first quarter ended April 3, 2005 compared to a net loss of $(0.7) million in the first quarter of the prior year after giving effect to certain special charges relating to partnership accounting changes. Earnings per share for the first quarter increased to $0.40 from a loss per share of $(0.03) in the first quarter of the prior year. The company had an additional week in fiscal 2004 (a 53-week year versus the typical 52-week year) which is included in the fourth quarter 2004 earnings amounts noted below.

(000 except per share data)	1Q05	4Q04	1Q04 (1)

Revenues	$194,214	$199,270	$164,056
Net Income (loss)	$10,826	$10,165	$(678)
Diluted Earnings Per Share	$0.40	$0.38	$(0.03)
Shares Used in EPS calculation	26,893	26,786	25,559

(1)	The company’s first quarter 2004 net loss included non-recurring charges totaling $7.6 million (after-tax) relating to the modification of the company’s partnership agreements as well as certain legal settlement costs. First quarter 2004 amounts also reflect our lease accounting restatement which is more fully described in our annual report on Form 10-K filed on April 1, 2005.

2005 Expectations

The company anticipates opening 18 new Bistro units and 26 new Pei Wei units in 2005. Based on this development schedule, and modest revenue growth from existing stores of approximately 2%, the company expects consolidated revenues of $822 million, net income of $41 million and earnings per share of $1.52. Lease accounting changes decreased previous earnings per share expectations by $0.04 for 2005. The company will release its second quarter 2005 revenue results on July 7, 2005 and its second quarter 2005 earnings results on July 27, 2005.

The company is hosting a conference call today at 1:00 pm ET in which management will provide further details on the first quarter. A webcast of the call can be accessed through the company’s website at http://www.pfchangs.com.

P.F. Chang’s China Bistro, Inc. owns and operates two restaurant concepts in the Asian niche. P.F. Chang’s China Bistro features a blend of high-quality, traditional Chinese cuisine and American hospitality in a sophisticated, contemporary bistro setting. Pei Wei Asian Diner offers a modest menu of freshly prepared Asian cuisine in a relaxed, warm environment offering attentive counter service and take-out flexibility.

The statements contained in this press release that are not purely historical, including the company’s estimates of its revenues, earnings and comparable sales, as well as statements concerning the company’s development schedule, are forward looking statements. The accuracy of these forward-looking statements may be affected by certain risks and uncertainties, including, but not limited to, the company’s ability to operate its restaurants profitably; the company’s ability to hire, train and retain skilled management and other personnel; changes in consumer tastes and trends, and national, regional and local economic and weather conditions; changes in costs related to food, utilities and labor; changes to existing accounting rules or differing interpretations to our current accounting practices and other risks described in the company’s recent SEC filings. In addition, the supplemental sales information is provided to investors to help gauge the company’s performance and is not indicative of future results.

Contact:	P.F. Chang’s China Bistro, Inc.	(602) 957-8986
	Media:	Laura Cherry	laurac@pfchangs.com
	Investor:	Bert Vivian	bertv@pfchangs.com

P.F. Chang’s China Bistro, Inc.

Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	13 Weeks Ended	14 Weeks Ended	13 Weeks Ended

	Apr 3	Jan 2	Mar 28
	2005	2005	2004
			Restated

Revenues	$194,214	$199,270	$164,056
Cost of sales	53,982	57,157	46,860
Labor	63,404	64,235	54,632
Partner bonus expense, imputed	466	508	378
Operating	28,364	28,430	22,617
Occupancy	10,274	10,816	8,507

Restaurant operating profit	37,724	38,124	31,062
General & administrative	10,126	8,766	8,709
Depreciation & amortization	8,134	8,316	6,523
Preopening expenses	1,334	2,218	2,355
Partner investment expense	273	1,615	13,471

Income from operations	17,857	17,209	4
Interest income, net and other income	458	374	91
Minority interest	(2,276)	(2,831)	(2,280)

Income (losses) before (provision for) benefit from income taxes	16,039	14,752	(2,185)
(Provision for) benefit from income taxes	(5,213)	(4,587)	1,507

Net income (loss)	$10,826	$10,165	$(678)

Basic net income (loss) per share	$0.41	$0.39	$(0.03)
Diluted net income (loss) per share	$0.40	$0.38	$(0.03)
Shares used in calculation of basic EPS	26,117	25,977	25,559
Shares used in calculation of diluted EPS	26,893	26,786	25,559

	Percentage of Revenues
	Apr 3	Jan 2	Mar 28
	2005	2005	2004
			Restated

Revenues	100.0%	100.0%	100.0%
Cost of sales	27.8%	28.7%	28.6%
Labor	32.6%	32.2%	33.3%
Partner bonus expense, imputed	0.2%	0.3%	0.2%
Operating	14.6%	14.3%	13.8%
Occupancy	5.3%	5.4%	5.2%

Restaurant operating profit	19.4%	19.1%	18.9%
General & administrative	5.2%	4.4%	5.3%
Depreciation & amortization	4.2%	4.2%	4.0%
Preopening expenses	0.7%	1.1%	1.4%
Partner investment expense	0.1%	0.8%	8.2%

Income from operations	9.2%	8.6%	0.0%
Interest income, net and other income	0.2%	0.2%	0.1%
Minority interest	-1.2%	-1.4%	-1.4%

Income (loss) before (provision for) benefit from income taxes	8.3%	7.4%	-1.3%
(Provision for) benefit from income taxes	-2.7%	-2.3%	0.9%

Net income (loss)	5.6%	5.1%	-0.4%

     Certain percentage amounts do not sum to total due to rounding.

P.F. Chang’s China Bistro, Inc.

Supplemental Financial Information
(In thousands, except per share amounts)
(Unaudited)

	13 Weeks Ended April 3, 2005
				Shared
	Total	Bistro	Pei Wei	Services

Revenues	$194,214	$163,579	$30,635	$—
Cost of sales	53,982	45,317	8,665	—
Labor	63,404	53,439	9,965	—
Partner bonus expense, imputed	466	431	35	—
Operating	28,364	23,711	4,653	—
Occupancy	10,274	8,465	1,809	—

Restaurant operating profit	37,724	32,216	5,508	—
General & administrative	10,126	3,705	1,526	4,895
Depreciation & amortization	8,134	6,679	1,306	149
Preopening expenses	1,334	965	369	—
Partner investment expense	273	208	65	—

Income (loss) from operations	17,857	20,659	2,242	(5,044)
Interest income, net and other income	458	115	—	343
Minority interest	(2,276)	(1,935)	(341)	—

Income (loss) before provision for income taxes	16,039	18,839	1,901	(4,701)

Provision for income taxes	(5,213)

Net income	$10,826

Basic net income per share	$0.41
Diluted net income per share	$0.40
Shares used in calculation of basic EPS	26,117
Shares used in calculation of diluted EPS	26,893

	Percentage of Revenues
	Total *	Bistro	Pei Wei

Revenues	100.0%	100.0%	100.0%
Cost of sales	27.8%	27.7%	28.3%
Labor	32.6%	32.7%	32.5%
Partner bonus expense, imputed	0.2%	0.3%	0.1%
Operating	14.6%	14.5%	15.2%
Occupancy	5.3%	5.2%	5.9%

Restaurant operating profit	19.4%	19.7%	18.0%
General & administrative	5.2%	2.3%	5.0%
Depreciation & amortization	4.2%	4.1%	4.3%
Preopening expenses	0.7%	0.6%	1.2%
Partner investment expense	0.1%	0.1%	0.2%

Income from operations	9.2%	12.6%	7.3%
Interest income, net and other income	0.2%	0.1%	0.0%
Minority interest	-1.2%	-1.2%	-1.1%

Income before provision for income taxes	8.3%	11.5%	6.2%

Provision for income taxes	-2.7%

Net income	5.6%

Certain percentage amounts do not sum to total due to rounding.

* Includes Shared Services. Beginning in fiscal year 2005, the Company began classifying certain general and administrative expenses which benefit both the Bistro and Pei Wei within Shared Services.

P.F. Chang’s China Bistro, Inc.

Development Schedule

	P. F. Chang’s China Bistro

	1Q05	2Q05	3Q05	4Q05

Units opened	2	1
Units under construction		4	5
Units in development				6
Units closed	(1)

Total new unit development	1	5	5	6

Existing units	115	116	121	126

Total units	116	121	126	132

	Pei Wei Asian Diner

	1Q05	2Q05	3Q05	4Q05

Units opened	1	1
Units under construction		5	4
Units in development			4	11

Total new unit development	1	6	8	11

Existing units	53	54	60	68

Total units	54	60	68	79